Exhibit 99

The Bank of New York to Acquire JPMorgan Chase’s Corporate

Trust Business In Exchange for Retail Banking Business

Transaction Strengthens The Bank of New York’s Leadership Position in

Corporate Trust Worldwide

Extends Bank’s Leadership in Securities Servicing

Bank to Expand Private Banking Business

NEW YORK, April 8, 2006 – The Bank of New York Company, Inc. announced today it has entered into a definitive agreement with JPMorgan Chase to acquire its corporate trust business as JPMorgan Chase acquires The Bank of New York’s retail banking and regional middle-market businesses.

The transaction will strengthen The Bank of New York’s leadership position in corporate trust both in the U.S. and internationally, serving a combined client base with $8 trillion in total debt outstanding in 20 countries. The transaction further increases the Bank’s focus on the trust, custody and securities processing businesses that have fueled the Company’s growth in recent years and that are at the core of its long-term business strategy.

Under the terms of the agreement, The Bank of New York will sell its retail and regional middle-market businesses to JPMorgan Chase for $3.1 billion with a premium of $2.3 billion. JPMorgan Chase will sell its corporate trust business to The Bank of New York for $2.8 billion with a premium of $2.15 billion. The difference in premiums results in a net cash payment of $150 million to The Bank of New York. There is also a contingent payment of up to $50 million to The Bank of New York tied to customer retention.

The transaction has been approved by each company’s board of directors and is expected to be completed late in the third quarter or during the fourth quarter of 2006, subject to regulatory approvals. The Bank of New York expects to record an after-tax gain of $1.3 billion and to incur after-tax charges of $90-120 million related to the acquisition. The transaction is expected to be dilutive to GAAP earnings per share through 2009 (4.5 percent in 2007 to 1.5 percent in 2009), but will be accretive to cash earnings per share in 2009 when cost savings are fully phased in.

Thomas A. Renyi, chairman and chief executive officer of The Bank of New York Company, Inc., said, “This transaction further advances our strategic transformation while also realizing the attractive value that we have created in our retail banking business over a long period of time. We are acquiring a business that fits neatly into our chosen business model, extending our leadership position and global presence in our well-defined set of securities servicing businesses. These are businesses in which we have scale, skill and competitive advantage — and they offer excellent prospects for growth and profitability. When the transaction is complete, we will have an even sharper focus on securities servicing, asset management and private banking, uniquely positioned to help clients move and manage their assets anywhere in the world.”

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The Bank of New York News Release

The Bank of New York will retain and continue to expand its private banking business, which manages and administers more than $60 billion in assets for high-net-worth clients. “We view private banking as a key business and plan to increase our investment in this franchise. We will expand our premier network of offices, which offer comprehensive wealth management solutions. In addition, we will continue to increase the options available for high-net-worth clients to access both proprietary and third-party investment managers as part of an overall service platform that delivers objective advice and portfolio management,” Mr. Renyi said. The Private Bank will also be supported by a new marketing program and innovative advertising campaign.

Karen Peetz, executive vice president and head of Corporate Trust at The Bank of New York, said, “The addition of JPMorgan Chase’s corporate trust business to our existing franchise will allow us to capitalize on the faster growing international and structured finance debt markets, as well as to strengthen our leadership in the municipal and corporate debt markets. This transaction will diversify our growing revenue base by both geography and product and will strengthen The Bank of New York’s role at the center of the capital markets. We have the scale, expertise and history of successful acquisitions to realize the synergies inherent in this transaction. We look forward to welcoming JPMorgan Chase’s employees and clients to the Bank as we continue to build the industry’s premier franchise.”

Corporate trust providers are appointed by corporations, municipal governments and other entities issuing debt to perform a variety of duties, including servicing and maintaining the debt issue, processing principal and interest payments for investors, representing investors in defaults, and providing value-added services for complex debt structures.

JPMorgan Chase’s corporate trust business comprises issues representing $5 trillion in total debt outstanding. It has 2,400 employees in more than 40 locations globally. The Bank of New York’s corporate trust business comprises issues representing $3 trillion in total debt outstanding. It has 1,300 employees in 25 locations globally.

Commenting on The Bank of New York’s retail business, Mr. Renyi said, “Our retail franchise has enjoyed a long history of growth and success due to the hard work and dedication of our employees. Chase and its customers will benefit greatly from this powerful network of talent and expertise as it continues to build its retail presence in the region.”

The Bank of New York’s retail bank consists of 338 branches in the tri-state region, serving approximately 700,000 consumer households and small businesses with $14.5 billion in deposits and $15.4 billion in assets. The Bank’s regional middle-market businesses provide financing, banking and treasury services for middle market clients, serving more than 2,000 clients in the tri-state region. Together, the units have 4,000 employees located in New York, New Jersey, Connecticut and Delaware.

At closing, the retail branches and related employees would transfer to Chase, which expects to convert the branches to the Chase name and technology platform in 2007.

The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, investment management, and private banking services. The Company’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. Additional information is available at www.bankofny.com.

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The Bank of New York News Release

INVESTOR WEBCAST INFORMATION

The Bank of New York will hold a webcast and conference call for analysts and investors to discuss the details of this announcement on Monday, April 10, at 8:30am EDT. The presentation will be accessible from the Company’s website at www.bankofny.com and also by telephone at 888-677-2456 within the United States or 517-623-4161 internationally. The passcode is “The Bank of New York.” A recorded replay of the presentation will also be available on the Company’s website and by telephone at 888-277-9386 within the United States or 402-998-0510 internationally after the presentation’s conclusion.

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, statements about the expected effect of the transaction, projections with respect to revenue and earnings and the Company’s plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of trust business, capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading “Forward Looking Statements and Factors That Could Affect Future Results” in the Company’s 2005 Form 10-K, which has been filed with the SEC and is available at the SEC’s website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events that have changed after a forward looking statement was made.

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Contacts:	Media:	Investors:
	R. Jeep Bryant	Joseph F. Murphy
	Kevin Heine	(212) 635-7740
(212) 635-1569